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EXHIBIT 16 TO FORM 8-K


July 26, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sir or Madam:

We have read Item 4 of Form 8-K dated July 26, 2002, of Genomic Solutions Inc. and are in agreement with the statements contained therein.


/s/ Ernst & Young LLP